Exhibit 99.1

ARES ACQUISITION CORPORATION ANNOUNCES CHANGE OF EXTRAORDINARY GENERAL MEETING DATE

NEW YORK, NY – January 18, 2023 (BUSINESS WIRE) – Ares Acquisition Corporation (“AAC” or the “Company”) (NYSE: “AAC.U”, “AAC”, “AAC WS”) announced today that its extraordinary general meeting of shareholders (the “Shareholder Meeting”) originally scheduled for January 24, 2023, is being postponed to February 2, 2023. At the Shareholder Meeting, shareholders will be asked to consider and vote on a proposal: (1) to amend the Company’s amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”) to extend the date by which the Company has to consummate a business combination (such extension, the “Charter Extension”) from February 4, 2023 to August 4, 2023, or such earlier date as determined by the Company’s board of directors in its sole discretion (the “Charter Extension Date” and such proposal, the “Extension Amendment Proposal”); (2) to amend the Memorandum and Articles of Association to delete: (A) the limitation on share repurchases prior to the consummation of a business combination that would cause the Company’s net tangible assets to be less than $5,000,001 following such repurchases; (B) the limitation that the Company shall not consummate a business combination if it would cause the Company’s net tangible assets to be less than $5,000,001; and (C) the limitation that the Company shall not redeem the Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), issued as part of the units sold in the Company’s initial public offering that would cause the Company’s net tangible assets to be less than $5,000,001 following such redemptions; and (3) to adjourn the Shareholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Shareholder Meeting, there are insufficient Class A ordinary shares and Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares”), in the capital of the Company represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Shareholder Meeting to approve the Extension Amendment Proposal.

As a result of this postponement, the Shareholder Meeting will now be held at 9:30 a.m., Eastern Time, on February 2, 2023, via a live webcast at https://www.cstproxy.com/aresacquisitioncorporation/2023. Also, as a result of this change, the Company has extended the deadline for delivery of redemption requests from the Company’s shareholders from 5:00 p.m., Eastern Time, on January 20, 2023, to 5:00 p.m., Eastern Time, on January 31, 2023.

The Company plans to continue to solicit proxies from shareholders during the period prior to the Shareholder Meeting. Only holders of record of Class A ordinary shares and Class B ordinary shares as of the close of business on December 15, 2022, the record date for the Shareholder Meeting are entitled to vote at the Shareholder Meeting or any adjournment thereof.

About Ares Acquisition Corporation

Ares Acquisition Corporation (NYSE: AAC) is a special purpose acquisition company (SPAC) affiliated with Ares Management Corporation, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. AAC is seeking to pursue an initial business combination target in any industry or sector in North America, Europe or Asia. For more information about AAC, please visit www.aresacquisitioncorporation.com.

Additional Information and Where to Find It

On December 21, 2022, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the Shareholder Meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed or that will be filed with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, the documents filed by AAC may be obtained free of charge from AAC’s website at www.aresacquisitioncorporation.com or by written request to AAC at Ares Acquisition Corporation, 245 Park Avenue, 44th Floor, New York, NY 10167.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Such statements may include, but are not limited to, statements regarding the date of the Shareholder Meeting. Although these forward-looking statements are based on assumptions that the Company believes are reasonable, these assumptions may be incorrect. These forward-looking statements also involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension Amendment Proposal. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Participants in the Solicitation

AAC and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from AAC ’s shareholders in connection with the Shareholder Meeting. For information regarding AAC’s directors and executive officers, please see AAC’s Annual Report on Form 10-K filed with the SEC on March 4, 2022, its subsequent Quarterly Reports on Form 10-Q, and the other documents filed (or to be filed) by AAC from time to time the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants may be obtained by reading the definitive proxy statement and other relevant documents filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

INVESTOR RELATIONS CONTACT

Ares Acquisition Corporation

Investors:

Carl Drake and Greg Mason

+1-888-818-5298

IR@AresAcquisitionCorporation.com

Media:

Jacob Silber

+1-212-301-0376

or

Brittany Cash

+1-212-301-0347

media@aresmgmt.com